UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2008

LYONDELL CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Form 8-K/A amends the Form 8-K of Lyondell Chemical Company dated and filed with the Securities and Exchange Commission on November 13, 2008 (the “Initial Form 8-K”) to include the Management’s Report on Internal Control Over Financial Reporting and the Report of Independent Registered Public Accounting Firm that were inadvertently omitted from Exhibit 99.1 included in the Initial Form 8-K.  This Form 8-K/A amends and supersedes in entirety the Initial Form 8-K.

Item 8.01	Other Events

On September 1, 2008, Lyondell Chemical Company (“Lyondell”) completed the sale of its TDI business.  Accordingly, Lyondell has recast its audited consolidated financial statements for each of the years in the three-year period ended December 31, 2007 presented in Item 8 Financial Statements and Supplementary Data and discussed in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) to reflect the TDI business as discontinued operations in all periods presented.

The recast consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in this Current Report on Form 8-K as Exhibit 99.1.  This Current Report on Form 8-K should be read in conjunction with the portions of the 2007 Form 10-K that have not been recast herein and in conjunction with Lyondell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1
Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:		/s/ Gerald A. O'Brien
	Name:	Gerald A. O’Brien
	Title:	Vice President,
Deputy General Counsel and Secretary

Date:  December 4, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1
Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007